   As filed with the Securities and Exchange Commission on November 8, 1994
                        Registration No. 33-___________
   __________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             _____________________

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ____________________

                             SAFETY-KLEEN(R) CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          WISCONSIN                           39-6090019
          (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)      IDENTIFICATION NUMBER)


                            1000 NORTH RANDALL ROAD
                           ELGIN, ILLINOIS 60123-7857
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
                                   __________

                      SAFETY-KLEEN 1993 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                                   __________

                           ROBERT W. WILLMSCHEN, JR.
                  SENIOR VICE PRESIDENT FINANCE AND SECRETARY
                               SAFETY-KLEEN CORP.
                            1000 NORTH RANDALL ROAD
                           ELGIN, ILLINOIS 60123-7857
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (708) 697-8460
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                   __________

                                    COPY TO:

                                HYMAN K. BIELSKY
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               SAFETY-KLEEN CORP.
                            1000 NORTH RANDALL ROAD
                           ELGIN, ILLINOIS 60123-7857
                                 (708) 697-8460
                                   __________

                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------
                                             Proposed maximum      Proposed maximum
Title of securities      Amount to be        offering price        aggregate offering      Amount of
to be registered         registered (1)      per share (2)         price (2)               registration fee
- -----------------------------------------------------------------------------------------------------------
Common Stock,
par value $.10           2,750,000 shares    $13.9375              $38,328,125             $13,217
per share
- -----------------------------------------------------------------------------------------------------------

(1) There are also being registered hereunder such indeterminate number of shares of Common Stock as may be issued pursuant to the antidilution provisions of the Plan. This registration statement also registers all stock appreciation rights and any other securities which may be deemed issuable in connection with the Plan. Since no additional consideration is payable for such rights or other securities, no additional fee is payable by reason of the registration thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, based on the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on November 3, 1994.

                                 PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed by Safety-Kleen Corp., a Wisconsin corporation ("Safety-Kleen" or the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended January 1, 1994.

     (2) The Company's Quarterly Reports on Form 10-Q for the interim reporting periods ended March 26, 1994, June 18, 1994 and September 10, 1994.

     (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended ("the Exchange Act"), dated December 28, 1988, as amended by the Company's Form 8 dated August 24, 1990.

     In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Certain provisions of the Wisconsin Business Corporation Law and Article IX of the Registrant's by-laws provide for indemnification of directors and officers under certain conditions, including the possibility of indemnification against liabilities under the Securities Act of 1933. In addition, the Registrant's directors and officers are insured under a directors and officers liability insurance policy maintained by the Company.

ITEM 8.  EXHIBITS.

Number    Description
- ------    -----------
  4.1     Articles of Incorporation of Safety-Kleen Corp. /1/

  4.2     By-Laws of Safety-Kleen Corp. /1/

  4.3     Safety-Kleen 1993 Stock Option Plan.

  4.4     Forms of Option Agreements under Safety-Kleen 1993 Stock
          Option Plan

  5 Opinion of Counsel as to the legality of the securities being registered

 23.1     Consent of Counsel (included in Exhibit 5)

 23.2     Consent of Arthur Andersen LLP

 24       Power of Attorney /2/


ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the

- -------------------
   /1/ Previously filed and incorporated herein by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1991.

   /2/ Included in this Registration Statement at page 5.

securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elgin, State of Illinois, on the 8th of November, 1994.

                                    SAFETY-KLEEN CORP.



                                    By:    /s/ ROBERT W. WILLMSCHEN, JR.
                                         ---------------------------------
                                             Robert W. Willmschen, Jr.
                                             Senior Vice President Finance
                                             and Secretary

                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John G. Johnson, Jr. and Robert W. Willmschen, Jr., and each or any of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/  DONALD W. BRINCKMAN        Chairman, Chief Executive    November 8, 1994
- ------------------------------  Officer, and Director
     Donald W. Brinckman

/s/  JOHN G. JOHNSON, JR.       President, Chief Operating   November 8, 1994
- ------------------------------  Officer and Director
     John G. Johnson, Jr.

/s/  ROBERT W. WILLMSCHEN, JR.  Senior Vice President        November 8, 1994
- ------------------------------  Finance, Chief Financial
     Robert W. Willmschen, Jr.  Officer and Chief
                                Accounting Officer

/s/  RICHARD T. FARMER          Director                     November 8, 1994
- ------------------------------
     Richard T. Farmer

/s/  RUSSELL A. GWILLIM                   Director           November 8, 1994
- ---------------------------------------
     Russell A. Gwillim

/s/  EDGAR D. JANNOTTA                    Director           November 8, 1994
- ---------------------------------------
     Edgar D. Jannotta

- ---------------------------------------
     Karl G. Otzen                        Director

- ---------------------------------------
     Paul D. Schrage                      Director

- ---------------------------------------
     Marcia Williams                      Director

- ---------------------------------------
     W. Gordon Wood                       Director

                     EXHIBIT INDEX

Number      Description
- ------      -----------
  4.1       Articles of Incorporation of Safety-Kleen Corp. /1/

  4.2       By-Laws of Safety-Kleen Corp. /1/

  4.3       Safety-Kleen 1993 Stock Option Plan.

  4.4       Forms of Option Agreements under Safety-Kleen 1993
            Stock Option Plan

  5 Opinion of Counsel as to the legality of the securities being registered

 23.1       Consent of Counsel (included in Exhibit 5)

 23.2       Consent of Arthur Andersen LLP

 24         Power of Attorney /2/


- ------------------
   /1/ Previously filed and incorporated herein by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1991.

   /2/ Included in this Registration Statement at page 5.